SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2005

CRITICARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-31943	39-1501563
(Commission File Number)	(I.R.S. Employer I.D. Number)

20925 Crossroads Circle Suite 100 Waukesha, Wisconsin	53186
(Address of Principal Executive Offices)	(Zip Code)

262-798-8282
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
                                Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.0     Entry into a Material Definitive Agreement.

Effective September 1, 2005, Criticare Systems, Inc. (the "Company") entered into an amended and restated Employment Agreement with Emil H. Soika, the Company's President and Chief Executive Officer (the "Employment Agreement").

The following discussion of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached as exhibit 99.1 to this Form 8-K. The Employment Agreement provides that Mr. Soika's base salary will be reviewed annually within 30 days prior to the end of each fiscal year. Effective September 1, 2005, the Compensation Committee of the Company's Board of Directors has increased Mr. Soika's annual base salary from $225,000 to $250,000. Mr. Soika is eligible to receive an annual cash bonus at the discretion of the Compensation Committee. Effective September 1, 2005, Mr. Soika was awarded an annual bonus for fiscal 2005 of $40,000. Under the Employment Agreement, Mr. Soika is also eligible to receive health and life insurance coverage and disability insurance. The Company may terminate Mr. Soika's employment at any time and Mr. Soika may resign at any time. If the Company terminates Mr. Soika's employment without cause at any time either prior to or after a change in control of the Company (as defined in the Employment Agreement), Mr. Soika is entitled to receive payment of his base salary and his other employee benefits for 30 months from the date of termination. If Mr. Soika voluntarily terminates his employment before a change in control of the Company, Mr. Soika will not be entitled to receive any base salary or other benefits for periods after the termination date. If the Company experiences a change in control, and Mr. Soika voluntarily terminates his employment for any reason after the change in control, Mr. Soika is entitled to receive payment of his base salary and his other employee benefits for 30 months after the date of termination. Mr. Soika has agreed not to compete with the Company during employment and for a period of 12 months after termination of employment. Mr. Soika has agreed to maintain the confidentiality of the Company's financial statements and other financial information.

Also effective September 1, 2005, the Compensation Committee approved increases in the base salaries of two other executive officers of the Company. The annual base salary for Joel D. Knudson, the Company's Vice President - Finance and Secretary, increased from $120,000 to $125,000 and the annual base salary for Michael T. Larsen, the Company's Vice President - Quality and Regulatory Affairs, increased from $102,000 to $110,000.

Section 9 - Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1 - Employment Agreement made as of June 26, 2001, as amended on September 1, 2005, between Criticare Systems, Inc. and Emil H. Soika.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICARE SYSTEMS, INC.
Date: September 8, 2005
BY   /s/ Joel D. Knudson
        Joel D. Knudson, Vice President- Finance

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